                                                                   EXHIBIT 10.16

                                                 Adams-Nelson & Associates, Inc.
                                                              Full Service Lease

================================================================================

                                 DEED OF LEASE

                                    BETWEEN

                                  SPACE, LLC

                                      AND

                              TREX COMPANY, LLC,
                                   as Tenant



                            Dated:   June 15, 2000



================================================================================

                           For Premises Located At:

                         Trex Center Office Building 1
                             Winchester, Virginia

                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE 1:   BASIC LEASE PROVISIONS................................   1
ARTICLE 2:   DEFINITIONS...........................................   2
ARTICLE 3:   THE PREMISES..........................................   4
ARTICLE 4:   TERM..................................................   5
ARTICLE 5:   RENT..................................................   5
ARTICLE 6:   SECURITY DEPOSIT......................................   6
ARTICLE 7:   OPERATING EXPENSES....................................   6
ARTICLE 8:   TAXES.................................................   9
ARTICLE 9:   PARKING...............................................   10
ARTICLE 10:  USE...................................................   10
ARTICLE 11:  ASSIGNMENT AND SUBLETTING.............................   11
ARTICLE 12:  MAINTENANCE AND REPAIR................................   11
ARTICLE 13:  INITIAL CONSTRUCTION; ALTERATIONS.....................   13
ARTICLE 14:  SIGNS.................................................   14
ARTICLE 15:  TENANT'S EQUIPMENT AND PROPERTY.......................   14
ARTICLE 16:  RIGHT OF ENTRY........................................   15
ARTICLE 17:  INSURANCE.............................................   15
ARTICLE 18:  LANDLORD SERVICES AND UTILITIES.......................   17
ARTICLE 19:  LIABILITY OF LANDLORD.................................   18
ARTICLE 20:  RULES AND REGULATIONS.................................   18
ARTICLE 21:  DAMAGE; CONDEMNATION..................................   19
ARTICLE 22:  DEFAULT...............................................   20
ARTICLE 23:  MORTGAGES.............................................   22
ARTICLE 24:  SURRENDER; HOLDING OVER...............................   23
ARTICLE 25:  QUIET ENJOYMENT.......................................   23
ARTICLE 26:  TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS......   24
ARTICLE 27:  MISCELLANEOUS.........................................   25

                               LIST OF EXHIBITS
                               ----------------

Exhibit A-1  Plan Showing Premises
Exhibit A-2  Plat Showing Land and Building
Exhibit B    Rules and Regulations
Exhibit C    Guaranty of Lease
Exhibit D    Lease Commencement Certificate
Exhibit E    Prohibited Uses
Exhibit F    Work Agreement
Exhibit G    Covenants and Restrictions
Exhibit H    Subordination, Non-Disturbance and Attornment Agreement

                                 DEED OF LEASE

     THIS DEED OF LEASE (:Lease:) is made as of the 15th day of June, 2000 (the "Date of Lease"), by and between Space, LLC ("Landlord"), and Trex Company, LLC ("Tenant").

     Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

ARTICLE 1:  BASIC LEASE PROVISIONS

     The following terms, when used herein, shall have the meanings set forth below.

     1.1  Premises.  Approximately 35,928 rentable square feet, known as Suites
          --------
          300 & 400 and located on the top two (2) floors of the Building as outlined on Exhibit A-1 attached hereto and made a part hereof, which
                      -----------
          square footage is subject to confirmation by Tenant's architect.

     1.2  Building.  The building containing approximately 60,000 gross rentable
          --------
          square feet shown on Exhibit A-1 attached hereto and made a part
                               -----------
          hereof, and all Alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of 1460 North Frederick Pike, Winchester, Virginia.

     1.3  Term.  10 years, 0 months and 0 days plus any exercised renewal
          ----
          periods.

     1.4  Commencement Date.  As set forth in Article 4.
          -----------------

     1.5  Expiration Date.  Ten (10) Lease Years after the Commencement Date.
          ---------------

     1.6  Fixed Rent.  $21.50 for each rentable square foot of the Premises for
          ----------
          the first through the third Lease Year which is equal to a total of $772,452 for each of the first three (3) Lease Years payable in equal monthly installments of $64,371. The Fixed Rent shall be increased annually by an amount equal to two and one half percent (2-1/2%) of the previous Lease Year's Fixed Rent commencing with the fourth Lease Year.

          For the purposes of this full-service lease, $15.69 has been attributed to the base rent and $5.81 per rentable square foot per annum has been allowed for operating costs. The Landlord will perform an operating costs reconciliation each January 1st beginning with the first full year of operation. Operating costs are estimated to be $5.21 per rentable square foot of the Premises per annum. The Tenant shall be due 50% of operating costs savings for each Calendar Year, if any, which shall be the difference between allocated operating costs, $5.81 per rentable square foot per annum, and actual per rentable square foot operating costs per annum. Example: If reconciled operating costs are $5.50 per rentable square foot of the Premises per annum, then Tenant shall be due a rebate of 50%, the difference between $5.81 and $5.50 or $.155 per rentable square foot per year which shall be paid by Landlord to Tenant within thirty (30) days after the operating expense reconciliation.

     1.7  Intentionally Deleted.
          ---------------------

     1.8  Intentionally Deleted.
          ---------------------

     1.9  Intentionally Deleted.
          ---------------------

     1.10 Intentionally Deleted.
          ---------------------

     1.11 Intentionally Deleted.
          ---------------------

     1.12 Business Hours. Utilities pursuant to Section 18.1(i) are furnished
          --------------
          for Tenant's normal business operations. Under no circumstances will HVAC or other utilities, including but not limited to electricity, water, etc. be turned off unless necessary for repairs.

     1.13 Parking Space Allocation.  Not more than Tenant's proportionate share
          ------------------------
          of available parking spaces, which shall be in unreserved, non-exclusive parking spaces available in the Parking Facilities.

     1.14 Permitted Use.  Any lawful purpose. The Permitted Use shall be deemed
          -------------
          to expressly include but not be limited to any use of any other occupant of the Building as allowed from time to time.

     1.15 Intentionally Deleted.
          ---------------------

     1.16 Broker(s).  None.
          ---------

     1.17 Landlord's Address. Kevin Adams, The Adams Companies, The Fern Adams
          ------------------
          Building, 303 S. Loudoun Street, Winchester, VA 22601, with a copy to Thomas Moore Lawson, Lawson and Silek, P.L.C., P.O. Box 2740, Winchester, VA 22604

     1.18 Tenant's Address.  Before occupancy: 20 South Cameron Street,
          ----------------
          Winchester, Virginia; after occupancy: at the Premises; either with a copy to Hirschel, Savitz, Parker & Hollman, Attn: Steve Levey, 481 North Frederick Avenue, Suite 200, Gaithersburg, MD 20877.

     1.19 Guarantor and Guarantor' Address.  Trex Company, Inc. Before
          --------------------------------
          occupancy: 20 S. Cameron Street, Winchester, Virginia; after occupancy: at the Premises; either with a copy to Hirschel, Savitz, Parker & Hollman, Attn: Steve Levey, 481 North Frederick Avenue, Suite 200, Gaithersburg, MD 20877.

ARTICLE 2:  DEFINITIONS

     The following terms, when used herein, shall have the meanings set forth below.

     2.1  Additional Rent.  As defined in Section 5.3.
          ---------------

     2.2  Agents.  Officers, partners, directors, employees, agents, licensees,
          ------
          customers, contractors, and invitees.

     2.3  Alterations.  Alterations, decorations, additions or improvements of
          -----------
          any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior or otherwise.

     2.4  Calendar Year.  A period of twelve (12) months commencing on each
          -------------
          January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

     2.5  Common Area.  All areas, improvements, facilities and equipment in the
          -----------
          Building outside of any tenant's premises and within the area designated as the Common Area Envelope on Exhibit A-2, from time to
                                                    -----------
          time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walk-ways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities. In no event shall the Common Area include areas of the Land allocable to any other structures, including but not limited to parking garage, shopping centers, theaters, gas stations, hotels or other buildings which are not the Building.

     2.6  Guaranty.  The Guaranty of Lease executed by the Guarantor in the form
          --------
          of Exhibit C attached hereto and made a part hereof.
             ---------

     2.7  Event of Default.  As defined in Article 22.
          -----------------

     2.8  Herein, hereafter, hereunder and hereof.  Under this Lease, including,
          ---------------------------------------
          without limitation, all Exhibits and any Riders.

     2.9  Interest Rate.  Per annum interest rate listed as the base rate on
          --------------
          corporate loans at large U. S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street
                                                                 -----------
          Journal plus three percent (3%), but in no event greater than the
          -------
          maximum rate permitted by law.  In the event the Wall Street Journal
                                                           -------------------
          ceases to publish such rates, Landlord and Tenant shall choose a similar publication which publishes such rates.

     2.10 Land.  The piece or parcel of land described in Exhibit A-2 and all
          ----                                            -----------
          rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be reasonably allocated by Landlord to the Building.

     2.11 Lease Year.  Each consecutive twelve (12) month period elapsing after
          ----------
          (i) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of the month.

     2.12 Mortgage.  Any mortgage, deed of trust, security interest or title
          --------
          retention interest affecting the Building or the Land.

     2.13 Mortgagee.  The holder of any note or obligation secured by a
          ----------
          mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

     2.14 Operating Expenses.  As defined in Sections 7.1 and 7.2.
          ------------------

     2.15 Parking Facilities.  All parking areas now or hereafter made available
          ------------------
          by Landlord for use by tenants, including, without limitation, open-air parking, and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

     2.16 Real Estate Taxes.  As defined in Section 8.2.
          -----------------

     2.17 Rent.  Fixed Rent and Additional Rent.
          ----

     2.18 Rules and Regulations.  The rules and regulations set forth in Exhibit
          ---------------------                                          -------
          B attached hereto and made a part hereof, as the same may be
          -
          reasonably amended or supplemented from time to time (after reasonable
                                                               =================
          notice to Tenant) provided they are uniformly applied to all occupants
          =================
          of the Building.

     2.19 Substantial Completion.  As defined in the Work Agreement attached
          ----------------------
          hereto and made a part hereof as Exhibit F.
                                           ----------

     2.20 Substantial Part.  More than eighty percent (80%) of the rentable
          ----------------
          square feet of the Premises or the Building, as the case may be.

     2.21 Work Agreement.  As set forth in Exhibit F attached hereto and made a
          --------------                   ---------
          part hereof.

ARTICLE 3:  THE PREMISES

     3.1  Lease of Premises.  In consideration of the agreements contained
          -----------------
          herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Area. Subject to the provisions of this Lease, Landlord shall retain absolute domain and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole discretion, shall determine; provided the Building is maintained as a Class A office building and provided such right shall not operate to interfere with Tenant's use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area provided it does not materially interfere with Tenant's use and occupancy of the Premises or the Building. The Premises are leased subject to, and Tenant agrees not to violate, all covenants, conditions and restrictions of record which affect the Building as are negotiated in good faith between the parties and as are attached hereto as Exhibit G. In no event may Landlord allow the number of parking spaces in the Common Area to be diminished.

     3.2  Landlord's Reservations.  In addition to the other rights of Landlord
          -----------------------
          under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building (provided however if Landlord changes the name without Tenant's consent, Landlord shall reimburse Tenant for all costs incurred in connection therewith, including but not limited to costs of change in stationery, business cards and advising Tenant's clients of such change), (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises, after twenty-four (24) hours notice unless in the event of an emergency provided the same are located in a place which cannot be seen from within the Premises and such installation, maintenance or repair shall not interfere with the operation of Tenant's business, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided the same does not restrict Tenant's ability to use and occupy the Premises as set forth in this Lease, (iv) to establish a condominium regime for the Building, the Land and/or the Common Area and to include the Premises therein, so long as the same is at no cost to Tenant and that the terms of this Lease remain in full force and effect and are unmodified (v) to control the use of the roof and exterior walls of the Building for any purpose and (vi) to use Tenant's name in promotional materials relating to the Building as long as Tenant is a tenant. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises provided Landlord's actions are reasonable and do not materially interfere with Tenant's business. In no event may Landlord lease space in the Building for any of the agreed Prohibited Uses set forth on Exhibit E. In the event the exercise of Landlord's rights hereunder materially interferes with the operation of Tenant's business, all rent shall abate during such period of material interference. In the event such interference continues for one hundred twenty (120) consecutive days, Tenant may terminate this Lease.

ARTICLE 4:  TERM

     The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. Except as otherwise set forth in Exhibit F, the Commencement Date shall be the later of (a) June 1, 2001 or (b) sixty (60) days after the date of Substantial Completion. The first sixty days are intended to be rent free. Notwithstanding what is stated above, the first monthly payment shall be due on the Commencement Date. The date of Substantial Completion shall be the date when (a) the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that certain minor details of decoration remain to be performed, the non-completion of which would not materially interfere with the Tenant's use of the Premises ("Punch List Items"), (b) Landlord has completed the Building so that the same is ready for occupancy by tenants, and (c) all areas within the Common Area Envelope have been substantially completed but not prior to April 15, 2001. All Punch List Items or work to be performed by Landlord shall be completed by Landlord within thirty (30) days. The Expiration Date shall be adjusted so that the period of the Term is not changed. Promptly after the Commencement Date is ascertained, Landlord and Tenant shall execute a certificate confirming the Commencement Date which certificate shall be in the form of Exhibit D attached hereto and made a part hereof. Tenant shall
                 ---------
     cause said certificate to be executed on behalf of the Tenant within fifteen (15) days of receipt from Landlord. The Term shall include any option periods. Notwithstanding what is stated above, the Landlord shall not be responsible for any delays in the delivery of the Premises if said delays are caused by the Tenant, its architect or subcontractor(s).

ARTICLE 5:  RENT

     5.1  Fixed Rent.  Commencing on the Commencement Date, Tenant shall pay to
          ----------
          Landlord the Fixed Rent as specified in Section 1.6.

     5.2  Payment of Fixed Rent.  Fixed Rent for each Lease Year shall be
          ---------------------
          payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim (except as otherwise provided in this Lease), on or before the first day of each and every calendar month during the Term prorated for any partial month; Tenant shall pay the Fixed Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Fixed Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Fixed Rent or Additional Rent then past due before being credited to Fixed Rent currently due.

     5.3  Intentionally Deleted.
          ---------------------

ARTICLE 6:   INTENTIONALLY DELETED

ARTICLE 7:   OPERATING EXPENSES

     7.1  Operating Expenses Defined.  As used herein, the term "Operating
          --------------------------
          Expenses" shall mean all expenses and costs which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Building. Operating Expenses shall include, without limitation, all reasonable actual costs, expenses and disbursements incurred or made in connection with the following:

          (i) Wages and salaries of all on-site management agent, staff, below the level of property manager whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Building and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

          (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building, Common Area and Parking Facilities allocable to the Building.

          (iii) All utilities, including, without limitation, electricity, telephone (including, without limitation, all costs and expenses of telephone service for the sprinkler alarm systems, if any), water, sewer, power, gas heating, lighting and air conditioning for the Building, except to the extent such utilities are chargeable or separately metered to a tenant of the Building;

          (iv) All insurance purchased by Landlord or the Building's management company relating to the Building and its improvements specifically allocated to the Building and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance but not including any deductible for such insurance;

          (v) All non-structural repairs to the Building (excluding repairs, the cost of which are recoverable by the proceeds of insurance or by Tenant or other third parties other than as part of the Operating Expenses);

          (vi) All maintenance of the Building, including, without limitation, painting, ice and snow removal, landscaping, groundskeeping and the patching of driveways and parking lots allocable to the Building;

          (vii)  Intentionally Deleted;

          (viii) All commercially reasonable maintenance, operation and service agreements for the Building, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the sprinkler system in the Building, if any (excluding those chargeable to Tenant or any third parties other than as a part of Operating Expenses);

          (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto, to the extent the same actually results in a reduction in Operating Expenses;

          (x)    Intentionally Deleted;

          (xi) All computer rentals for energy management or security monitoring system used to reduce Operating Expenses, if any;

          (xii) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its Lease), (but only to the extent that such capital improvement actually results in the reduction of Operating Expenses) the cost of which shall be amortized over the useful life of such improvement; and

          (xiii) Intentionally Deleted.

     7.2  Exclusions from Operating Expenses.  Operating Expenses shall not
          ----------------------------------
          include the following:

          (i) Legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original or future leasing of space in the Building;

          (ii) Costs and expenses of Alterations or improvements of the Premises or the leasehold premises of other individual tenants;

          (iii) Depreciation, interest and principal payments on mortgages and other debt costs, if any;

          (iv) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenants or any other tenant may be in issue), costs of selling or financing any of Landlord's interest in the Building and outside fees paid in connection with disputes with other tenants;

          (v) Costs and expenses resulting from the negligence or willful misconduct of Landlord or its Agents to the extent provable by Tenant;

          (vi)   Real Estate Taxes as defined in Section 8.2.

          (vii)  management or administrative fees;

          (viii) Intentionally deleted;

          (ix)   the cost of Landlord's federal, state or local income taxes;

          (x) the expense of rental payments made by Landlord pursuant to any grant or lease covering any or all of the Building or the Land;

          (xi) charges or fees for, or taxes on, the furnishing of water, sewer service, gas, fuel, electricity or other utility services to those portions of the Building or the Land which are leased to or occupied by tenants, which are separately metered or submetered;

          (xii) the cost of providing janitorial or trash removal service to those portions of the Building or the Land which are leased to or occupied by tenants and separately chargeable to such tenants or occupants;

          (xiii) the cost of removing asbestos and all other hazardous substances, if any, located in, on or within the Land, and the costs of complying with all laws, rules, orders and regulations concerning hazardous substances (including asbestos) of all governmental, quasi-governmental or judicial authorities;

          (xiv) the costs incurred in repairing or replacing the roof or the structural portions of the Building or any building or structure on the Land;

          (xv) the cost of new construction or renovation of the Building or any building or structure on the Land;

          (xvi)  expenses related to security guards;

          (xvii) expenses incurred solely for the benefit of tenants other than the office tenants of the Building generally;

          (xviii) expenses incurred solely for the benefit of any one office tenant unless such expenses are also incurred for all other office tenants of the Building;

          (xix) the costs of complying with all laws, rules, orders and regulations of all governmental, quasi-governmental or judicial authorities concerning any improvements or Alterations to the Building or the Land unless said costs are incurred for the benefit of all tenants; or

          (xx)    Intentionally Deleted.

     7.3  Reconciliation Statement. For the purposes of this full-service lease,
          ------------------------
          $15.69 has been attributed to the base rent and $5.81 per rentable square foot per annum has been allowed for operating costs. The Landlord will perform an operating costs reconciliation each January 1st beginning with the first full year of operation. Operating costs are estimated to be $5.21 per rentable square foot of the Premises per annum. The Tenant shall be due 50% of operating costs savings for each Calendar Year, if any, which shall be the difference between allocated operating costs, $5.81 per rentable square foot per annum, and actual per rentable square foot operating costs per annum.
          Example: If reconciled operating costs are $5.50 per rentable square foot of the Premises per annum, then Tenant shall be due a rebate of 50%, the difference between $5.81 and $5.50 or $.155 per rentable square foot per year which shall be paid by Landlord to Tenant within thirty (30) days after the operating expense reconciliation.

     7.4  Tenant's Right to Audit.  In the event Tenant shall dispute the amount
          -----------------------
          set forth in Landlord's statement as described in Section 7.4 herein, Tenant shall have the right, not later than eighteen (18) months following receipt of such statement, to cause Landlord's books and records with respect to the preceding Calendar Year to be audited. Such audit shall occur upon not less than five (5) days prior written notice to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business, provided the same is within the continental United States during Landlord's normal business hours. The amounts payable under this Section by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of five percent (5%) of the payments previously made by Tenant for such Calendar Year, the cost of such audit shall be borne by Landlord and shall not be considered as an Operating Expense for purposes of this Lease; otherwise, the cost of such audit shall be borne by Tenant. Notwithstanding the foregoing, in no event shall Landlord's cost for such audit exceed one thousand dollars ($1,000.00).

ARTICLE 8:  TAXES

     8.1  Real Estate Taxes Defined.  As used herein, the term "Real Estate
          --------------------------
          Taxes" shall mean all taxes and assessments which have accrued within the Term of this Lease, including but not limited to, general or special, ordinary or extraordinary, foreseen or unforseen, assessed, levied or imposed by any governmental authority upon the Building and the Land and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special use area assessments and school district assessments. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, to the extent of any reduction. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then the amount of such refund less the reasonable expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received.

     Notwithstanding the foregoing, Real Estate Taxes shall not include penalties and interest on taxes resulting from Landlord's delinquency in paying the same nor any inheritance, estate, succession, transfer, gift, franchise or corporation tax (such corporation tax shall include taxies levied solely against a corporation or similar entity or corporate taxes or the like; such corporation tax shall exclude taxes included on, for example, utility bills or bills for goods or services incurred in relation to the operation of the Building or the Common Area Envelope) levied or imposed upon Landlord nor any real estate transfer tax, mortgage lien tax, documentary stamp tax, recording fees or the like.

          Real Estate Taxes shall also exclude any rent, gross receipt, business taxes, income or profit tax of any kind whatsoever. Notwithstanding anything in this Section to the contrary, (i) if any betterments assessment is payable in installments, the Real Estate Taxes for any tax year shall include only such installments of such betterments assessment as is allocable to such tax year,
(ii) if for any tax year included within the Term of this Lease a betterments assessment is assessed for an improvement (such as a street or sewer) made, commenced, or authorized prior to the time the Building first opens for business, then, except for any front foot benefit charges and except as hereinafter provided, such assessment shall not be included in the definition of Real Estate Taxes for any tax year.

ARTICLE 9:  PARKING

     9.1  Changes to Parking Facilities.  Subject to Section 3.1, Landlord shall
          -----------------------------
          have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord may decide provided the total number of parking spaces allocable to the Building does not decrease and that Landlord's actions do not materially interfere with
          Tenant's use of the Premises.   The total number of parking spaces
          shall be not less than two hundred forty (240) or as required by law to the extent applicable to the Building, whichever is greater. One hundred sixty-five (165) of said parking spaces shall be designated by Landlord for Tenant's exclusive use and eleven (11) of which shall be located in front of the Building as marked on Exhibit A-2 as "Trex Visitor" spaces. Upon request by Tenant, Landlord shall use commercially reasonable efforts to ensure and enforce Tenant's right to use exclusive parking spaces. Any material change to the parking area as is defined on Exhibit A-2 shall be preapproved by Tenant.
          Said approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 10:  USE

     Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld,
     conditioned, or delayed.   Tenant shall comply, at Tenant's expense, with
     (i) all present and future laws, ordinances, rules, requirements, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority and/or any department or agency thereof, having jurisdiction over the Premises and relating Tenant's particular use, or alteration of the Premises performed by Tenant (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises to the extent the same does not cause expense to Tenant or otherwise interfere with Tenant's use and occupancy of the Premises and does not pertain to any structural alteration which is Landlord's responsibility. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building. Landlord shall comply, at Landlord's sole cost and expense, with all governmental laws, rules, regulations, and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public Federal, State or local authority and/or any department or agency thereof having jurisdiction over the Premises with regard to: (a) requirements prior to the Commencement Date including, but not limited to, requirements imposed with respect to Tenant work that is performed by Landlord or Landlord's Agent (in the event Tenant performs work after obtaining consent from Landlord then Tenant shall have the sole responsibility to comply with all governmental laws, rules, regulations and orders); (b) the nature of the structure of the Premises; (c) the building operating and life safety systems; (d) the Common Area; and/or (e) Landlord's failure to make any repairs required of Landlord hereunder. If a fire sprinkler or any additional exits are ever required, the same shall be installed or constructed by Landlord at Landlord's sole cost and expense. Landlord represents that Tenant's stated use does not conflict with Landlord's insurance and that Tenant shall not be precluded from using the Premises in accordance with the stated Permitted Use or be liable or obligated to reimburse Landlord for any increases in Landlord's insurance premium or rates resulting from Tenant's use of the Premises if Tenant is conducting its normal business in accordance with the stated Permitted Use for which the Premises were leased to Tenant.

ARTICLE 11:  ASSIGNMENT AND SUBLETTING

     11.1 Consent. Tenant shall have the absolute right to assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, provided, however that no such assignment or subletting shall release Tenant or Guarantor of their liability under the Lease. For an assignment to be effective, any assignee must deliver within thirty (30) days an agreement by which it assumes all of the obligations of Tenant hereunder.

ARTICLE 12:  MAINTENANCE AND REPAIR

     12.1 Landlord's Obligation.  Landlord shall keep and maintain in good
          ---------------------
          repair (including replacements as necessary) and working order the Building, the Common Area and the equipment within and serving the Premises and the Building (excluding Tenant's leasehold improvements made by Tenant in the Premises) that are required for the maintenance and operation of the Premises and the Building. Except as otherwise provided in Article 7 or Article 10, the cost of such maintenance and repairs to the Building and said equipment shall be included in the
          Operating Expenses and paid by Landlord.   Tenant shall give Landlord
          written notice of any defect or need for repairs. After becoming aware, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. In the event of an emergency requiring immediate action, e.g., danger to health, life or property, fire, water seepage, sewer back-up, cessation or interruption of any facility serving the Premises, and the like (herein called "Emergency") or in the event Landlord fails to make repairs as set forth herein within a reasonable period of time (i.e. within five days), Tenant may repair the cause of the emergency or the damage which Landlord has failed to repair whether the means of repairing the same are located within the Premises or other portions of Building, prior to giving any written notice to Landlord (or in the case of Landlord's failure to repair, after five (5) days' written notice); provided, however, that Tenant shall notify Landlord within two (2) business days after expiration of the Emergency. Landlord shall reimburse Tenant within thirty (30) days after notice for the cost of said reasonable repairs.

     12.2 Tenant's Obligation.   Tenant shall, at its own expense, maintain all
          -------------------
          improvements in the Premises made by Tenant and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Notwithstanding what is stated above, the Tenant will have no obligation to maintain the HVAC system, electric service and basic plumbing service to the Premises. Tenant shall repair at its expense, any and all damage caused by Tenant, Tenant's invitees while within the Premises or Tenant's employees, agents, contractors or subcontractors to the Building, the Common Area, or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Except as set forth in 12.1 above, Tenant shall bear the cost of, but shall not itself perform without Landlord's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), any such repairs caused by Tenant as set forth in the previous sentence which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or from any interior Common Area of the Building. Where Landlord performs such repairs, Tenant shall promptly pay to Landlord within thirty (30) days after notice, all costs incurred in connection therewith plus interest thereon at the Interest Rate from the demand date until paid. Without prior written notice to Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever. Tenant's liability with respect to any defects, repairs or maintenance for which Tenant is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

     12.3 Landlord's Right to Maintain or Repair.  If, within thirty (30) days
          --------------------------------------
          following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall within thirty (30) days after notice, pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

     12.4 The provisions of this Article are subject to the provisions of
          Article 21.

ARTICLE 13:  INITIAL CONSTRUCTION; ALTERATIONS

     13.1 Initial Construction.  Landlord and Tenant agree that the construction
          ---------------------
          of the Tenant Work and other initial construction with respect to the Premises shall be performed in accordance with Exhibit F attached
                                                         ---------
          hereto and made a part hereof.

     13.2 Alterations.  During the Term, Tenant shall not make or permit any
          ------------
          Alterations affecting the structural integrity or the common operating systems of the Building without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Landlord may impose any reasonable conditions to its consent, including without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations providing materials and labor for the Alterations exceed a value of $500,000.00, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, and (iii) supervision by Landlord's representative at Tenant's expense of the Alterations. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building. If the Alterations made pursuant to this
          Section 13.2 are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such
          Alterations.   Subject to Section 13.3 herein, all Alterations and
          fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within thirty (30) days after notice by Landlord by the payment there of or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within ten (10) days of demand. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

     13.3 Permitted Alterations.  Tenant may, at its own expense, without
          ----------------------
          Landlord's consent, but with prior written notice to Landlord, from time to time during the Term, make nonstructural, non-exterior alterations costing less than $500,000.00 in and to the interior of the Premises, as it may find necessary or convenient for its purposes. Notwithstanding the foregoing, Tenant must obtain Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed for any alterations made by a subtenant in connection with a use other than standard office use (a use different than Tenant's standard office use). Tenant may retain an interest in any improvements or Alterations made to the Premises for purposes of amortization thereof. Tenant may erect a satellite dish or comparable roof equipment on the roof of the Building subject to Landlord's reasonable designation as to the location thereof and provided Tenant does not void any applicable roof warranties.

     13.4 Landlord Alterations.  Landlord shall have no obligation to make any
          ---------------------
          Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in the Work Agreement or as required by law. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim subject however to the provisions of Section 3.1.

ARTICLE 14:  SIGNS

     No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. In addition to the sign referenced in Section
     1.3 of the Work Agreement, Tenant may, at Tenant's sole expense, place a tenant identification sign on an exterior Building monument sign or on the Building in a location and appearance approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Such signage shall be in accordance with all applicable covenants, restrictions, governmental regulations and Landlord's signage requirements. Tenant shall have the foregoing right for a period of one (1) year from the Commencement Date to install said sign. Landlord shall also, at its sole cost and expense, install suite entry signage and a building directory in the Building. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same after ten (10) days' notice, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, on the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a first class office building. Tenant shall have the right to the most conspicuous sign on the Building or on the Building Monument Sign at Tenant's sole cost and expense.

ARTICLE 15:  TENANT'S EQUIPMENT AND PROPERTY

     15.1 Moving Tenant's Property.  Any and all damage or injury to the
          -------------------------
          Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

     15.2 Installing and Operating Tenant's Equipment.  Without first obtaining
          --------------------------------------------
          the written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office or kitchen equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Building to the extent not exclusively serving the Premises, or (iii) any equipment which causes the floor load to exceed the load limits reasonably set by Landlord for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the reasonable sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to and adversely affect the structure of the Building or to any space therein so as to be reasonably objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Notwithstanding what is stated above Tenant may install minor appliances such as a dishwasher, water cooler or coffee maker, toaster, refrigerator or other appliances commonly found in large office spaces.

ARTICLE 16:  RIGHT OF ENTRY

     Tenant shall permit Landlord or its Agents, at any time and with one business day's notice (except in cases of emergencies), to enter the Premises, without charge therefor to Landlord and without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building,
     (ii) to make such Alterations and repairs or perform such maintenance permitted or required by this Lease (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last six (6) months of the Term and to erect outside the Building a reasonable sign indicating the Premises are available. In the event any such entry materially interferes with the operation of Tenant's business, all rent shall abate during such period of material interference.

ARTICLE 17:  INSURANCE

     17.1 Insurance Rating.  Tenant shall not conduct or permit any activity, or
          -----------------
          place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay any such increase to Landlord upon demand. Landlord represents that the Tenant's stated intended use and the equipment used in connection therewith shall not cause an increase of Landlord's insurance premiums or a violation of Landlord's insurance policies.

     17.2 Insurance for Personal Property.  Tenant shall, at its sole cost and
          --------------------------------
          expense, procure and maintain throughout the Term a property insurance policy (written on an "Special Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant for not less than the full replacement cost of said property. Should Tenant elect not to replace or repair Tenant's property with insurance proceeds, then Tenant waives all claims that it may have against Landlord to recover damages or repair or replacement of Tenant's property.

     17.3 Requirements of Insurance Coverage.  All such insurance required to be
          -----------------------------------
          carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and complies with the requirements herein. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, Tenant and, at Landlord's request, any Mortgagee or ground lessor, as an additional named insured parties; and (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice (fifteen (15) days if due to non-payment of premium) to Landlord and, at Landlord's request, any Mortgagee. Upon request or before the Commencement Date and, thereafter, before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee. Tenant shall at all times during the Lease Term keep in force a policy or policies of public liability insurance or an endorsement on a blanket liability insurance policy or policies, which policy, policies or endorsement shall provide that Landlord is named as additional insured, against any and all damages and liability on account of, or arising out of injuries to persons or property or the death of any person or for property damage resulting from acts or omissions of Tenant, its agents, contractors or employees, or occurring in the Premises, in the amount of Five Million Dollars ($5,000,000) combined single limit in any one accident. All insurance policies herein to be procured by Tenant shall be issued by insurance companies having a Best's Rating of A-X and authorized to do business in the State. Neither issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. Upon request, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. Tenant shall commence to adjust any loss within 30 days of any casualty and shall diligently pursue such adjustment.

     17.4 Waiver of Subrogation. Tenant and Landlord hereby waive and release
          ----------------------
          any and all right of recovery against the other, including agents, contractors and employees, arising during the Term for any and all loss or damage to any property (including Tenant's fixtures, furnishings, equipment, merchandise and other personal property) located within or constituting a part of the Building, which loss or damage arises from the perils coverable by an All Risk Policy (Special
          Form) or which right of recovery arises from loss of earnings or rents resulting from damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist. In addition, neither party waives claims against the other for losses sustained which are the result of a party's intentional misconduct.

     17.5 Security.  In the event that Landlord engages the services of a
          ---------
          professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims or damages or injury to any person or property.

     17.6 Landlord's Insurance.  Landlord shall maintain at all times during the
          ---------------------
          Term an All Risk Policy (Special Form) insuring against damage to any portion of the Building, improvements and the Land. Upon completion of construction of the Building, such insurance shall be obtained specifying an owner's rating for the Building which contemplates a status of the Building as an existing, operating entity and not as a property under development. Such insurance shall be in the amount of the full replacement cost, including demolition cost but excluding
          foundations.   Landlord shall at all times during the Lease Term keep
          in force a policy or policies of public liability insurance or an endorsement on a blanket liability insurance policy or policies, which policy, policies or endorsement shall provide that Tenant is named as additional insured, against any and all damages and liability on account of, or arising out of injuries to persons or property or the death of any person or for property damage resulting from acts or omissions of Landlord, its agents, contractors or employees, or occurring on or about the Common Areas, in the amount of Five Million Dollars ($5,000,000) combined single limit in any one accident. Said policy or policies shall be obtained at a premium which shall not exceed the average premium for an owner's rate for the same class of property in the state where the Building is located and shall include contractual liability insurance recognizing the liability assumed in the indemnification provision of the Lease, contain a cross-liability endorsement, and be with an insurer which is rated at least A and X in Best's Insurance Reports or equivalent. All insurance policies herein to be procured by Landlord shall be issued by insurance companies have a Best's Rating of A-X and authorized to do business in the State. Neither issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Landlord's insurance coverage, shall be deemed to limit or restrict in any way Landlord's liability arising under or out of this Lease. Upon request, Landlord shall deliver to Tenant a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Building and other locations of Landlord. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. Landlord shall commence to adjust any loss within 30 days of any casualty and shall diligently pursue such adjustment.

ARTICLE 18:  LANDLORD SERVICES AND UTILITIES

     18.1 Ordinary Services to the Premises. Landlord shall furnish to the
          ---------------------------------
          Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Permitted Use during the Business Hours, (ii) reasonable janitorial service, (iii) regular trash removal from Premises, (iv) hot and cold water from points of supply, (v) subject to Article 10, restrooms as are required by applicable code, and (iv) elevator service, if there is an elevator in the Building, provided that Landlord shall have the right to temporarily remove such elevators from service as may be required for moving, freight or for servicing the elevators or the Building so long as there is at least one elevator operating at all times (excluding instances where there are brief periods for service or repair). Landlord agrees to furnish landscaping and grounds maintenance and snow clearing for the areas used in common by the tenants of the Building. Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants of this Lease.

     18.2 Interruption of Services.  Notwithstanding anything in this Lease to
          -------------------------
          the contrary, if any of the services listed above are interrupted or suspended for a period of time and to the extent that the Tenant is substantially unable to function in the Premises, then Tenant's Rent shall abate during the time and to the extent the Tenant is substantially unable to function in said Premises. If any such interference continues for one hundred twenty (120) consecutive days, Tenant may terminate this Lease.

ARTICLE 19:  LIABILITY OF LANDLORD

     19.1 Except to the extent expressly prohibited by law, Tenant and Landlord hereby waive any claim each may have against the other or its agents, contractors or employees for any consequential damages sustained arising out of the loss or damage to any person or property of Tenant or Landlord, as the case may be.

     19.2 Indemnity.  Tenant shall indemnify and hold Landlord and its agents,
          ----------
          contractors or employees harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, reasonable attorneys' or other reasonable professionals' fees of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its agents, contractors or employees, directly or indirectly, as a result of, arising from or in connection with Tenant's or its contractor's, employee's, or agent's use and occupancy of the Premises or the negligence or wilful misconduct of Tenant, its contractors, employees and agents. Landlord shall indemnify and hold Tenant and its agents, contractors or employees harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, reasonable attorneys' or other reasonable professionals' fees of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Tenant or its agents, contractors or employees, directly or indirectly, as a result of, arising from or in connection with Landlord's or its contractors, employees, or agent's use, ownership and occupancy of the Premises, the Building or the Common Area or the negligence or wilful misconduct of Landlord or its contractors, employees or agents.

ARTICLE 20:  RULES AND REGULATIONS

     Tenant shall at all times abide by and observe the Rules and Regulations (as attached hereto as Exhibit B) for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building Lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. The Rules and Regulations must be reasonable and uniformly enforced against other tenants by Landlord.

ARTICLE 21:  DAMAGE; CONDEMNATION

     21.1 Damage to the Premises.  If the Premises shall be damaged by fire or
          -----------------------
          other cause Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) which Landlord shall make all reasonable efforts to cause the insurance company to adjust the claim within thirty (30) days of the casualty) repair such damage at the expense of Landlord. Notwithstanding the foregoing, if the Premises or the Building are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage, may terminate this Lease by notice to the other (under no circumstances shall Tenant be entitled to elect to terminate the Lease if the loss or damage is caused by the Tenant's negligence) provided, however that Tenant may negate Landlord's termination by exercising Tenant's option to extend within thirty (30) days after receipt of Landlord's termination notice. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred fifty (150) days from the date of such damage (such one hundred fifty
          (150) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved) not to exceed thirty
          (30) days), Tenant, within thirty (30) days from the expiration of such one hundred fifty (150) day period (as the same may be extended), may terminate this Lease by notice to Landlord. Within thirty (30) days after any such damage, Landlord shall deliver to Tenant a statement from Landlord's insurance adjuster or architect stating its good faith estimate as to the time necessary to completely repair such damage. In the event such estimate exceeds one hundred twenty (120) days, Tenant may terminate the Lease. During the period that Tenant is deprived of the use of the damage Portion of the Premises, Fixed Rent and Tenant's proportionate share of Operating Expenses and Taxes shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair personal property of Tenant.

     21.2 Condemnation.  If the whole or a Substantial Part of the Premises or
          -------------
          the Building shall be taken or condemned by any governmental or quasi-governmental authority for any pubic or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vest in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Tenant may elect to terminate the Lease within thirty (30) days after such taking. If this Lease is not terminated, Fixed Rent and Tenant's proportionate share of Operating Expenses and Taxes shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses, loss of any business and for the taking of any of Tenant's property which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminished Landlord's award.

ARTICLE 22:  DEFAULT

     22.1 Events of Default.  Each of the following shall constitute an Event of
          ------------------
          Default: (i) Tenant fails to pay Rent within ten (10) days after notice from Landlord; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after notice from Landlord or an additional period of time not to exceed sixty (60) days so long as Tenant is diligently pursuing a cure, (iii) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's or Guarantor's assets is appointed, or (iv) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is field against Tenant or Guarantor and is not discharged by Tenant or Guarantor within ninety
          (90) days.

     22.2 Landlord's Remedies.  Upon the occurrence of an Event of Default,
          --------------------
          Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at Law or in equity (except for acceleration of damages or rent):

          (i) By judicial process, terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of returning the Premises into the condition in which it was required to be surrendered. If Landlord elects to terminate this Lease, provided Landlord has obtained a judgment terminating the Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

          (ii) By judicial process, terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated tO pay Rent to

                Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.

          (iii) Intentionally Deleted.

          (iv) By judicial process, re-enter and repossess the Premises and remove all persons and effects therefrom, to summary proceeding, ejectment or other legal action.

          (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease.

     22.3 Rights Upon Possession.  If Landlord takes possession pursuant to this
          -----------------------
          Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

     22.4 No Waiver.  If Landlord or Tenant shall institute proceedings against
          ----------
          the other and a compromise or settlement thereof shall be made, the same shall not constitute a waiver or any other covenant, condition or agreement herein contained, nor of any of Landlord's or Tenant's rights hereunder. No waiver by Landlord or Tenant of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for any payment by either party be deemed an accord and satisfaction, and Landlord or Tenant may accept such check or payment without prejudice to its right to recover the balance of such amount due or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     22.5 Right of Landlord to Cure Tenant's Default.  If an Event of Default
          -------------------------------------------
          shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     22.6 Late Payment.  If Tenant fails to pay any Rent within ten (10) days
          -------------
          after notice that such Rent was due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent.

     22.7 Landlord's Default. If Landlord shall fail to perform any of its obligations when and as due under this Lease (a "breach" or "default"), which default continues for a period of more than thirty
          (30) days after written notice from Tenant specifying such default (or as to any default which requires more than thirty (30) days to remedy, if such cure is not commenced promptly and pursued diligently or continues beyond the time reasonably necessary therefor) Tenant may at its option upon written notice (1) if the default has a material and adverse effect upon Tenant's ability to operate its usual and regular business in the Premises, and Tenant has no other adequate remedy under this Lease or at law, declare the Term ended and vacate the Premises, and be relieved from all further obligations under this Lease (provided, however, prior to termination, Tenant shall send to Landlord an additional notice to Landlord, following the initial default notice, advising Landlord of Tenant's intention to terminate this Lease if the default is not cured within ten (10) days after such notice); and/or (2) incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice; and/or (3) sue for injunctive relief; and/or (4) sue for specific performance; and/or
          (5) except as otherwise set forth in this Lease, set off any amount expended by Tenant as a result of such default, together with interest at the Interest Rate, against the next payments of Rent coming due under this Lease until recovered in full; and/or (6) avail itself of any other remedy provided herein or available at law or in equity (except for acceleration of damages).

     22.8 Mitigation.  Notwithstanding any of the terms and provisions herein
          -----------
          contained to the contrary, Landlord and Tenant shall each have the duty and obligation to use reasonable good faith efforts to mitigate any and all damages that may or shall be caused or suffered by virtue of the other's defaults under, or violation of, any of the terms and provisions of this Lease.

ARTICLE 23:  MORTGAGES

     23.1 Subordination.   This Lease is subject and subordinate to all ground
          --------------
          or underlying leases and to any first Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute any instrument that Landlord or any first Mortgagee may reasonably request confirming such subordination within thirty (30) days after request therefor. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser. Landlord shall by the Commencement Date or thirty (30) days after the request by Tenant, and prior to a refinancing of the Building, deliver to Tenant a non-disturbance agreement reasonably satisfactory to Tenant from any Mortgagee or ground lessor substantially similar to the Agreement attached here to as Exhibit H.

     23.2 Mortgagee Protection.  Tenant agrees to give any Mortgagee by
          ---------------------
          certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees to accept any cure from said Mortgagee within the cure periods provided herein.

     23.3 Subordination, Nondisturbance Agreement.  If the Premises are
          ----------------------------------------
          encumbered by a mortgage, deed of trust, or ground lease as of the date this Lease is executed and delivered by the parties hereto, and a fully executed Non-Disturbance, Subordination and Attornment Agreement is not delivered to Tenant concurrently with Landlord's delivery of the Premises to Tenant, Tenant may, in its sole discretion, (i) terminate this Lease by written notice given to Landlord at any time prior to the date a fully executed Non-Disturbance, Subordination and Attornment Agreement is delivered to Tenant, or (ii) abate Fixed Rent from the Commencement Date through the date that a fully executed Non-Disturbance, Subordination and Attornment Agreement is delivered to Tenant.

ARTICLE 24:  SURRENDER; HOLDING OVER

     24.1 Surrender of the Premises.  Tenant shall surrender the Premises to
          --------------------------
          Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty. After five (5) days notice to Tenant, any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

     24.2 Holding Over.  In the event that Tenant shall not immediately
          -------------
          surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Fixed Rent shall be one hundred fifty percent (150%) the monthly Fixed Rent in effect during the last month of the Term.

ARTICLE 25:  QUIET ENJOYMENT

     Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant subject to applicable cure periods, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

ARTICLE 26:  TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

     26.1 Definition. As used in this Lease, the term "Hazardous Material" means
          ----------
          any flammable
          items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     26.2 General Prohibition.  Tenant shall not cause or permit any Hazardous
          --------------------
          Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building or the Land by Tenant or its agents, contractors and employees, sublessees or assignees in violation of any local, state or federal law. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, costs, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures, or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its contractors, employees and agents, or sublessees or assignees. Notwithstanding the foregoing, Landlord acknowledges that Tenant may use and store limited quantities of Hazardous Material in connection with the operation of its Permitted Use so long as the same are used and stored in compliance with laws.

     26.3 Notice.  In the event that Hazardous Materials are discovered upon, or
          -------
          under the Premises, the Building or the Land, provided the same were brought on to the Premises, Building or Land by Tenant, and the governmental agency or entity having jurisdiction over the Premises, the Building or the Land requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its contractors, employees or agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building or the Land, without first notifying Landlord or Tenant's intention to do so and affording Landlord a reasonable opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Land or any portion thereof made by Tenant, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made by Tenant to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, the Building or the Land, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event withing five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Land or Tenant's use or occupancy thereof.

     26.4    Survival.  The respective rights and obligations of Landlord and
             ---------
             Tenant under this Article 26 shall survive the expiration or earlier termination of this Lease.

     26.5    Landlord's Obligations, Representations and Warranties. Landlord
             -------------------------------------------------------
             warrants that the Building, Land and Premises are free of any asbestos or any other Hazardous Material. In the event there is discovered to be Hazardous Material in the Building, Land and/or Premises which has not been placed or introduced there by Tenant, its employees, agents or contractors, then Landlord shall, at its sole cost and expense bear the cost and expense of any investigation, testing, digging, removal or clean up required and any fines or penalties assessed as a result of the presence of Hazardous Material within, on or under the Land or the Building. Also under such circumstance, Landlord shall indemnify, defend and hold Tenant harmless from any claims, demands, suits, actions, awards, fines, clean up costs, expenses, attorney fees, etc., which may arise as a result of such presence, which indemnity shall survive the expiration or earlier termination of this Lease. If as a result of the presence of Hazardous Material, the Premises is substantially untenantable, Tenant shall have the right to either
             (i) abate Rent and all other charges payable under this Lease based upon the duration and extent of the interruption to Tenant's business or (ii) terminate this Lease upon sixty (60) days written notice to Landlord should the contamination be to the extent that it is not cured within ninety (90) days and the Premises is untenantable.

ARTICLE 27:  MISCELLANEOUS

     27.1    No Representations by Landlord.  Tenant acknowledges that neither
             -------------------------------
             Landlord or its agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Landlord shall deliver possession of the Premises to Tenant with all of Landlord's improvements and Tenant Work completed as required by the terms of the Lease and as an integral, enclosed, and secure space with all the roof and demising walls properly in place, weather tight and free and clear of asbestos and Hazardous Materials, and with all service lines and meters in place, ready for occupancy. All of Landlord's improvements and Tenant Work shall be done in a good and workmanlike manner and in conformity with the local, state and national codes having jurisdiction. In addition to the foregoing, Landlord agrees to include a provision in every tenant's lease or agreement for occupancy in the Building prohibiting such tenant or occupant from allowing its employees, agents, contractors or invitees from smoking in the Building.

     27.2    No Partnership.  Nothing contained in this Lease shall be deemed or
             ---------------
             construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     27.3    Broker.  Landlord and Tenant represent and warrant each to the
             -------
             other that each has not
             dealt with any real estate agent or broker in connection with this transaction and agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of the breach of such representation and warranty.

     27.4    Estoppel.  At any time and from time to time upon not less than ten
             ---------
             (10) days' prior notice by Landlord or Tenant, the other party shall deliver a statement in writing addressed to the requesting party certifying if true (i) that this Lease is unmodified and in full force and effect (or if, there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the Term has commenced and the date Rent shall have become payable hereunder, and if so, the dates to which it has been paid, (iii) whether or not, to such party's knowledge, the requesting party is in default in performance of any of the terms of this Lease, and if so, specifying such default of which it may have knowledge, (iv) whether Tenant has accepted possession of the Premises, (v) whether either party has made any claim against the other under this Lease, and if so, the nature thereof, (vi) whether there exist any offset or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

     27.5    Intentionally Deleted.
             ---------------------

     27.6    Notices.  All notices or other communications hereunder shall be in
             --------
             writing and shall be deemed duly given if delivered in person or under the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent to the respective parties and addresses listed in Sections 1.17, 1.18 and 1.19 herein. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

     27.7    Invalidity of Particular Provisions.  If any provisions of this
             ------------------------------------
             Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     27.8    Gender and Number.  Any terms and words used in this Lease,
             -----------------
             regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     27.9    Benefit and Burden.  Subject to the provisions of Article 11 and
             -------------------
             except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder provided the successor is bound hereby.

     27.10   Entire Agreement.  This Lease (which includes the Exhibits and
             ----------------
             Rider attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this

             Lease shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     27.11   Authority.
             ----------

             (i) If Tenant signs as a corporation, Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that the person executing the Lease is authorized to execute this Lease on behalf of the corporation. Landlord executes this Lease as a Virginia limited liability company and represents and warrants that it is duly formed, validly existing and in good standing and qualified to do business in the Commonwealth of Virginia, that the limited liability company has full power and authority to enter into this Lease and that the person signing on behalf of the limited liability company has the authority to execute the lease on behalf of the limited liability company.

     27.12   Attorneys' Fees.  If, as a result of default of Landlord or Tenant
             ----------------
             in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees, costs and expenses so incurred by the prevailing party.

     27.13   Interpretation, Venue.  This Lease is governed by the laws of the
             ----------------------
             Commonwealth of Virginia except venue and jurisdiction are proper in the Circuit Court for Frederick County, Virginia.

     27.14   No Personal Liability; Sale.  Neither Landlord, Tenant nor their
             ----------------------------
             respective agents, contractors or employees, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right of redress, execution and levy shall be limited to the interest of Landlord in the Building as described in Article 1 hereof. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Notwithstanding the foregoing, if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and should Tenant, as a consequence of such default, recover a money judgment against Landlord, such judgment may be satisfied out of (i) the proceeds of sale produced upon execution of such judgment and levy thereon against Landlord's interest in the entire Building and improvements thereon, (ii) the rents, other income, or insurance proceeds from such property receivable by Landlord and (iii) the consideration received by Landlord from the sale of all or any part of Landlord's interest in the entire Building. The provisions of this article are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this Article be deemed to limit or otherwise affect Tenant's right to obtain injunctive relief or specific performance or avail itself of any other right or remedy which may be accorded Tenant by law or this Lease. Notwithstanding anything to the contrary in this Lease, Landlord may not transfer its interest in the Building prior to the Commencement Date.

     27.15  Time of the Essence.  Time is of the essence as to obligations
            --------------------
            contained in this Lease.

     27.16  Force Majeure. Neither Landlord nor Tenant shall be required to
            -------------
            perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such acts are caused or are contributed to by the actions or inactions of the party asserting this clause or such loss or damage results from the willful misconduct or gross negligence of the non-prevailing party.

     27.17  Headings.  Captions and headings are for convenience of reference
            ---------
            only.

     27.18  Memorandum of Lease. Tenant shall, at the request of Landlord,
            -------------------
            execute and deliver a memorandum of Lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all costs, fees and taxes , if any, associated with such recordation. In the event Landlord elects to record a memorandum of this Lease, Landlord shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

     27.19  Perpetuities. Notwithstanding any provision in this Lease to the
            ------------
            contrary, if the Lease Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the 21st anniversary of the date of this Lease. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities or other rule of law against restraints on alienation.

     27.20  Effectiveness.  The furnishing of the form of this Lease shall not
            --------------
            constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

     27.21  Option to Purchase.  In the event Landlord desires to sell all or
            ------------------
            any portion of the Building and/or the Premises, or convert the same to a condominium regime, Landlord shall first offer the same to Tenant. The purchase price shall be at market value as determined in good faith by an appraiser selected by the Landlord and an appraiser selected by the Tenant. In the event the market appraisals are not the same, the purchase price shall be the average of the two appraisals. If Tenant does not exercise its right to purchase all or any of the above after 60 days notice from Landlord by confirming in writing the engagement of an appraiser, then the Landlord shall be free to sell same at its sole and absolute discretion.

     27.22  Signage/Name.  Tenant agrees to give Landlord the right to name the
            -------------
            Premises and surrounding property "Trex Center". Landlord has the sole discretion to change the name at any time provided that Tenant is no longer occupying the Premises. Tenant agrees to bear the cost for two signs on property so long as the signs bear the name "Trex". Landlord agrees to use Trex approved logo and color on all project signage.

     27.23  Right of First Offer.  Landlord agrees that during the Lease Term,
            ---------------------
            if space in the Building ("Offering Space") becomes or may become available for any reason, Landlord, prior to offering the space to any third party, shall notify Tenant in writing of the availability of the Offering Space including the estimated date of availability ("Landlord's Notice"). In the event Tenant desires to lease such Offering Space pursuant to the same terms of the Lease set forth herein as they apply to the Premises, Tenant shall provide Landlord with written notice of such interest within ten (10) days of the receipt of such Landlord's Notice.

     27.24  Right to Renew.  Tenant shall have the right to extend the Term for
            ---------------
            two (2) additional five (5) year terms upon the same terms, covenants, and conditions as herein contained. Tenant may exercise each such Renewal Period by giving Landlord notice in writing at least six (6) months prior to the then scheduled expiration of the Term. However, if Tenant fails to give such notice at least six (6) months prior to the then scheduled expiration of the Term, Tenant shall not be deemed to have waived the right to exercise such Renewal Period until Landlord gives Tenant written notice of Tenant's failure to exercise such Renewal Period and affords Tenant a period of thirty (30) days after receipt of such notice to exercise such Renewal Period. Landlord shall give Tenant written notice of Tenant's failure to exercise such Renewal Period seven (7) months prior to the expiration of the Term.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.



                              LANDLORD:
                              ---------

ATTEST/WITNESS:
---------------               -----------------------------------


                              By: /s/ Kevin D. Adams
                                  --------------------------------
/s/ David A. Scordy           Name:  Kevin D. Adams
---------------------------   Title: Manager

Name: David A. Scordy
     ----------------------

ATTEST/WITNESS:                        TENANT:
---------------                        -------



/s/ David A. Scordy     (SEAL)         By: /s/ Robert G. Matheny
---------------------                      ---------------------
Name: David A. Scordy                  Name: Robert G. Matheny

                                       Title: President